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                                                                   EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 19th day of September, 2000, by and among THE BANC CORPORATION, a Delaware corporation (the "Company"), THE BANK, an Alabama banking corporation and wholly-owned subsidiary of the Company (the "Bank"), and DAVID R. CARTER an individual resident of Alabama (the "Executive").

                                   RECITALS:

         WHEREAS, the Company desires to employ the Executive as Executive Vice President and Chief Financial Officer of the Company and The Bank on the terms and conditions hereinafter set forth; and

         WHEREAS, the Executive desires to accept such employment on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Employment. The Company shall employ the Executive, and the Executive shall serve the Company, as Executive Vice President and Chief Financial Officer of the Company and the Bank, and any other position agreed upon by the parties, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position and which may be set forth in the Company or The Bank's bylaws or assigned by the Company's Board of Directors from time to time. The Executive shall devote his business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to charitable and community activities and to managing his personal investments, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company. The Executive shall serve on the Board of Directors of the Company and each of the Company's subsidiaries' Boards of Directors.

         2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of three years which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be three years; provided that either party may at any time, by written notice to the other, fix the Term to a finite term of three years, without further automatic extension, commencing with the date of such notice.


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         3.       Compensation and Benefits.

                  (a) Executive shall receive a base salary of $216,500 per annum, pro rated for work done pursuant to this Agreement between the date of its signing and December 31, 2000. The base salary shall be paid monthly. Beginning January 1, 2001, the Company shall pay the Executive a salary at a rate of not less than $216,500 per annum for the first full calendar year of this Agreement (through December 31, 2001), $216,500 per annum for the second full calendar year of this Agreement (through December 31, 2002) and $220,000 per annum for the third full calendar year of this Agreement (through December 31, 2003); provided, however, that in the event of a Change in Control, the Executive's base salary shall be the greater of $220,000 or the Executive's then current base salary beginning on the date the Change in Control takes effect. Notwithstanding the foregoing, if a Change in Control occurs prior to December 31, 2002, for purposes of calculating the Change in Control Payment required to be made to the Executive under Section 3(i) of this Agreement, the Executive's base salary shall be deemed to be the greater of $220,000 or the Executive's then current base salary. The Company's Board of Directors (or its compensation committee) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate. The Company shall also pay to the Executive Director's fees for serving on the Board of Directors of The Bank and, on the Board of Directors of the Company.

                  (b) The Executive shall participate in a management incentive program and shall receive quarterly payments of five percent (5%) of his annual base salary then in effect. (For example, in the calendar year 2001 the Executive shall be entitled to receive a payment of $10,825 on each of March 31, June 30, September 30, and December 31, 2001). The first quarterly bonus payment shall be due September 30, 2000 for the quarter then ended. In addition, the Company's Board of Directors shall annually consider the Executive's performance, and determine if any additional bonus is appropriate

                  (c) The Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company, whether or not Executive is covered under any similar plan or plans, the premium or provision of which are paid by third parties, including the deferred compensation plan and Deferred Compensation Agreement attached hereto as Exhibit A. During any period during the Term that the Executive is subject to a Disability, and during the 180 day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company. The Company shall purchase a life insurance policy in the face amount of $1,000,000 and disability insurance with a benefit of up to a maximum of $25,000 per month, assuming Executive qualifies for such an amount of disability insurance under such benefit programs or plans. Executive shall also be reimbursed by the Company up to $10,000 per annum for medical expenses not covered by insurance.

                  (d) The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status or, in lieu thereof, at the Executive's option, shall provide the Executive with an annual allowance of not


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less than $15,000 to partially cover the cost of the business use of an automobile owned or leased by the Executive.

                  (e) The Company shall reimburse the Executive's reasonable expenses for initiation fees, dues and capital assessments for athletic, country and dining club memberships currently held by the Executive; provided that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.

                  (f) The Company shall reimburse the Executive for travel, seminar and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  (g) Executive shall be entitled to four weeks of paid vacation per year.

         4.       Termination.

                  (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                           (i)      upon the death of the Executive;

                           (ii)     by the Company due to the Disability of the
Executive upon delivery of a Notice of Termination to the Executive;

                           (iii)    by the Company for Cause upon delivery of a
Notice of Termination to the Executive;

                           (iv)     by the Executive for Good Reason upon
delivery of a Notice of Termination to the Company after any occurrence of a Change in Control or in the event of a Constructive Termination; and

                           (v)      by the Executive at any time upon delivery
of ninety (90) days notice to the Company.

                  (b) If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                  (c) If the Executive's employment with the Company shall be terminated by the Company in violation of this Agreement, by the Executive for Good Reason or in the event of a Constructive Termination, or with respect to Sections 4(c)(iii) and (iv), by the expiration of the Term, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:


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                           (i)      the Company shall pay the Executive in cash
within fifteen days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii)     the Company shall pay to the Executive in
cash at the end of each of the thirty-six consecutive months following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount (including any increases in base salary called for by Section 3(a) of this Agreement) plus the Bonus Amount (including any increases in bonus amount called for by Section 3(b) of this Agreement) plus all benefits provided in Section 3 of this Agreement and all Director's fees, including retainers, to which the Executive would be entitled for the same period, or within 30 days, at the Executive's option, a lump sum equal to the present value of the payments due under this paragraph (c)(ii); provided, however, that such lump sum amount shall be reduced to its net present value assuming an interest rate equal to six percent (6%) and 36 equal monthly payments commencing on the Termination Date;

                           (iii)    for the period from the Termination Date
through the date that Executive attains the age of 70 (the "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 4(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This Section 4(c)(iii) shall not be interpreted so as to limit any benefits to which the Executive or his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs, deferred compensation plans or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits; and

                           (iv)     On the earlier of the expiration of the Term
or the Termination Date, the restrictions on any outstanding awards (including stock options or restricted stock) granted to the Executive under any Company stock option plan, or under any other incentive or deferred compensation plan or arrangement including the Deferred Compensation Agreement shall lapse and such incentive or deferred compensation award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall be immediately exercisable and shall be 100% vested. The period in which Executive may exercise any option granted shall be the full term of such option.

                  (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the


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Executive in any subsequent employment except as provided in Section 4(c)(iii)
of this Agreement.

                  (e) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive (or for his benefit) paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his relationship with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Executive with respect to any such excise or other taxes (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax" and any other tax together with any such interest and penalties are herein referred to as "Other Taxes"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such Other Tax and the Excise Tax), including any Excise Tax or Other Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax or Other Taxes imposed upon the Payments.

                  (f)      The severance pay and benefits provided for in this
Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

         5. Trade Secrets. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, if such Termination is for cause, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

         6.       Non-competition.

                  (a) In the event the Executive's employment under this Agreement shall terminate pursuant to Section 4(a)(iii) of this Agreement during the Term and the Company has met, or is current with, its obligations under
Section 4 of this Agreement, for one year following such termination, the Executive shall not, in any county where the Company or its majority-owned subsidiaries has a bank branch that accepts deposits that are insured by the Federal Deposit Insurance Corporation ("FDIC") at the time of such termination, physically work or perform services as a consultant to, or serve as a member of management or as an employee of a financial institution whose deposits are insured by the FDIC. Bank branches of Successors and Assigns of the Company shall not be considered in determining the prohibited geographical area. Notwithstanding the foregoing, this Section 6 shall not apply at any time after a Change in Control shall have occurred. Furthermore, it is expressly acknowledged, agreed and understood that this Section 6 shall not restrict or prohibit the Executive from advising or acting as a consultant to any financial institution regarding the sale of such financial institution (or its assets


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or liabilities) or the acquisition by any such financial institution of another financial institution (or its assets or liabilities).

                  (b) The parties have entered into this Section 6 in good faith and for the reasons set forth in the recitals hereto and assume that this Agreement is legally binding. If, for any reason, this Agreement is not binding because of its geographical scope or because of its term, then the parties agree that this Agreement shall be deemed effective to the widest geographical area and/or the longest period of time (but not in excess of one year) as may be legally enforceable.

                  (c) The Executive acknowledges that the rights and privileges granted to the Company in this Section 6 are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law, and that a breach of this Section 6 by the Executive will cause the Company great and irreparable injury and damage. Accordingly, the Executive hereby agrees that the Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section 6 by the Executive. This provision shall not be construed as a waiver of any other rights or remedies the Company may have for damages or otherwise.

         7.       Successors; Binding Agreement.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         8. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and
(b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement.

         9. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.


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         10.      Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and to otherwise perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Alabama without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Alabama.

         13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         15. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including without limitation, (i) base salary,
(ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iii) bonuses and incentive compensation, including stock options, (other than the Pro Rata Bonus).

                  (b) "Base Amount" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the ninety day period prior to the Change in Control, and shall include all amounts of


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his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  (c) "Bonus Amount" shall mean the greater of (i) the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the year ended prior to the fiscal year during which a Change in Control occurred, (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive), or (iii) the bonuses scheduled to be paid quarterly during the applicable year during the Term under Section 3(a) of this Agreement.

                  (d) The termination of the Executive's employment shall be for "Cause" if it is a result of:

                           (i)      any act that (A) constitutes, on the part of
the Executive, fraud, or gross malfeasance of duty and (B) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect material gain to or personal enrichment of the Executive; or

                           (ii)     the conviction (from which no appeal may be
or is timely taken) of the Executive of a felony; or

                           (iii)    the suspension or removal of the Executive
by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

                           (iv)     any past or present action which may have
occurred during or prior to the Executive's employment which resulted or results in any judgment, consent decrees, or penalties from any court, federal or state authority or otherwise, or which is required to be disclosed to any regulatory authority;

provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

                           (1)      unless (A) there shall have been delivered
to the Executive a written notice setting forth with specificity the reasons that the Company"s Board of Directors believes the Executive's conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Company's Board of Directors (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Company's Board of Directors (other than the Executive); or

                           (2)      if such conduct (A) was believed by the
Executive in good faith to have been in or not opposed to the interests of the Company, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

                  (e) A "Change in Control" shall mean the occurrence during the Term of any of the following events:


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                           (i)      An acquisition of any voting securities of
the Company or The Bank (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's or The Bank's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (2) the Company or any Subsidiary (a "Subsidiary"), or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                           (ii)     The individuals who, as of the date of this
Agreement, are members of the Board of Directors of the Company or The Bank (each, an "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board or Directors of the Company or The Bank, as applicable; provided, however, that if the election, or nomination for election by the Company's or The Bank's stockholders, of any new director was approved by a vote of at least two-thirds of the applicable Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of such Incumbent Board; provided, further, however, that no individual shall be considered a member of an Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    Approval by stockholders of the Company of:

                                    (1)      A merger, consolidation or
reorganization involving the Company, unless

                                    (a.)     the stockholders of the Company,
immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                    (b.)     the individuals who were members of
the Company's Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation. (A transaction described in clauses (a) and (b) shall herein be referred to as a "Non-Control Transaction");


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                                    (2)      A complete liquidation or
dissolution of the Company; or

                                    (3)      An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person.

                           (iv)     Approval by stockholders of the Bank of:

                                    (1)      A merger, consolidation or
reorganization involving the Bank;

                                    (2)      A complete liquidation or
dissolution of the Bank; or

                                    (3)      An agreement for the sale or other
disposition of all or substantially all of the assets of the Bank to any Person.

                           (v)      James A. Taylor ceases to be Chairman of the
Board or Chief Executive Officer of the Company or any successor corporation, other than due to removal for cause.

                           (vi)     Notwithstanding anything contained in this
Agreement to the contrary, if, prior to a Change in Control, the Company terminates the Executive's employment for any reason other then Cause, and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  (f) "Constructive Termination" shall mean Executive's voluntary Termination of Service within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                           (i)      A material breach of this Agreement by the
Company that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure; or

                           (ii)     A material reduction in Executive's title or
responsibilities unless replaced with a new title or new responsibilities of comparable stature or value to the Company within thirty (30) business days.

                  (g) "Continuation Period" shall have the meaning ascribed to it in Section 4(c)(iii) of this Agreement.

                  (h) "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both


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the Company and the Executive; provided, however, that in no event shall the
Executive be deemed to have a Disability for purposes of this Agreement unless and until such time as the Executive is entitled to receive payments under the disability insurance policy referred to in the penultimate sentence of Section 3(d) of this Agreement.

                  (i) "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections
(i) through (viii) hereof:

                           (i)      a change in the Executive's status, title,
position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason, or any other change in condition or circumstances that in the Executive's reasonable judgment makes it materially more difficult for the Executive to carry out the duties and responsibilities of his office than existed at any time within ninety days preceding the date of Change in Control or at any time thereafter;

                           (ii)     a reduction in the Executive's base salary
or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of the date due;

                           (iii)    the Company's requiring the Executive to be
based at any place outside a 30-mile radius from the executive offices occupied by the Executive immediately prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                           (iv)     the failure by the Company to (A) continue
in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or
(B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

                           (v)      the insolvency or the filing (by any party,
including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty days;

                           (vi)     any material breach by the Company of any
provision of this Agreement;

                           (vii)    any purported termination of the Executive's
employment for Cause by the Company which does not comply with the terms of this Agreement; or

                           (viii)   the failure of the Company to obtain an
agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement.

                  Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness.

                  (j) "Notice of Termination" shall mean a written notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision of indicated.

                  (k) "Incentive Stock Option Plan" shall mean any incentive Stock Option Plan adopted by the Company's Board of Directors.

                  (l) "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the applicable year through the Termination Date and the denominator of which is 365.

                  (m) "Successors and Assigns" shall mean a person, corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                  (n) "Termination Date" shall mean, in the case of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                  (o) "Trade Secrets" shall mean any information, including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.



                              THE BANK

                              By:
                                 --------------------------------------------
                              Name:
                                    -----------------------------------------
                              Its:
                                  -------------------------------------------


                                           THE BANC CORPORATION

                              By:
                                 --------------------------------------------
                              Name:
                                   ------------------------------------------
                              Its:
                                  -------------------------------------------


ATTEST:

- ----------------------
Corporate Secretary

(CORPORATE SEAL)


                              EXECUTIVE:


                              ----------------------------------------------
                              David R. Carter


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